Exhibit 4.1

ANIXTER INC.

the Company,

ANIXTER INTERNATIONAL INC.

the Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Second Supplemental Indenture

Dated as of September 23, 2014

EXHIBIT A - Form of 5.125% Senior Note due 2021

-i-

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of September 23, 2014, by and among Anixter Inc., a Delaware corporation (the “Company”), Anixter International Inc., a Delaware corporation, as Guarantor (the “Guarantor”), and Wells Fargo, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Guarantor and the Trustee executed and delivered an Indenture, dated as of April 30, 2012 (the “Base Indenture” and as supplemented by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Sections 201, 301 and 901 of the Base Indenture provide that the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Indenture;

WHEREAS, the issuance and sale of $400,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 5.125% Senior Notes due 2021 (the “Notes”) have been authorized by resolutions adopted by the board of directors of the Company and the Guarantor;

WHEREAS, the Company desires to issue and sell $400,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Notes;

WHEREAS, all things necessary to make this Second Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company and the Guarantor have complied with all conditions precedent provided for in the Base Indenture relating to this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company, the Guarantor and the Trustee covenant and agree, for the benefit of each other and the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE ONE

SCOPE OF SUPPLEMENTAL INDENTURE

Section 101. Scope. This Second Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Second Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Second Supplemental Indenture shall only apply to the Notes.

ARTICLE TWO

DEFINITIONS

Section 201. Definitions and Other Provisions of General Application. For all purposes of this Second Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Second Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the provisions of general application stated in the first paragraph of Section 101 of the Base Indenture shall apply to this Second Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Second Supplemental Indenture;

(c) Section 101 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Board of Directors” means the board of directors of the Guarantor.

“Change of Control” means such time as:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Guarantor or a Subsidiary;

(2)	a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis;

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(3)	the failure of the Guarantor to own 100% of the outstanding Capital Stock of the Company, provided that up to 3% of the outstanding Voting Stock of the Company may be issued or transferred to employees of the Guarantor and its subsidiaries without such issuance or transfer constituting a Change of Control;

(4)	the adoption of a plan relating to the liquidation or dissolution of the Company or the Guarantor;

(5)	individuals who on the date of the Base Indenture constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by stockholders of the Guarantor was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of the Base Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(6)	the Company or the Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Guarantor, as applicable, or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company or the Guarantor, as applicable, outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of Voting Stock of the surviving Person or any direct or indirect parent company of the Surviving Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the Voting Stock of the surviving Person.

“Offer to Purchase” means an offer to purchase Notes then outstanding by the Company from the holders commenced by sending a notice to the Trustee and each holder stating:

(1)	that all Notes validly tendered will be accepted for payment;

(2)	the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Payment Date”);

(3)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

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(5)	that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date (or in accordance with Applicable Procedures if Global Securities);

(6)	that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased (or in accordance with Applicable Procedures if Global Securities); and

(7)	that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or through book entry transaction if Global Securities); provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

ARTICLE THREE

FORM AND TERMS OF THE NOTES

Section 301. Form and Dating.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. The Notes shall be dated the date of their authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Second Supplemental Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 302. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “5.125% Senior Notes due 2021.”

(b) Principal Amount. The aggregate Principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $400,000,000 on the original issue date. Provided that no Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Securities in an unlimited amount having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be

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consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued; provided that if the additional Securities are not fungible with the Notes for U.S. federal income tax purposes, the additional Securities will have a separate CUSIP number.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on October 1, 2021.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 5.125% per annum; the date from which interest shall accrue on the Notes shall be September 23, 2014 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be October 1 and April 1 of each year, beginning April 1, 2015; the interest so payable and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the September 15 or March 15, as the case may be, immediately preceding such Interest Payment Date; interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(e) Place of Payment of Principal and Interest. The Place of Payment shall be the Corporate Trust Office.

(f) Optional Redemption. The Notes shall be redeemable as specified in the form of Note attached as Exhibit A hereto, and Article Eleven of the Base Indenture shall apply to any such redemption.

(g) Mandatory Redemption, Repurchase or Repayment. Except as provided pursuant Article Four hereof, the Company shall have no other obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(h) Registered Form. The Notes shall initially be issuable as one or more Global Securities in registered form.

(i) Defeasance. Article Thirteen of the Base Indenture shall apply to the Notes.

(j) Depositary. The Depositary for any Notes issued as Global Securities shall be The Depository Trust Company (“DTC”) or any successor Depositary appointed by the Company upon the termination of services of DTC (or any successor to DTC). While the Notes are evidenced by one or more Global Securities, the Depository or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture.

(k) Additional Terms. Other terms applicable to the Notes are as otherwise provided for below.

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ARTICLE FOUR

CHANGE OF CONTROL

Section 401. Redemption on a Change in Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.

However, the Company shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Second Supplemental Indenture, and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase upon a Change of Control, or (ii) a notice of redemption has been given pursuant to the Notes as described in Section 1104 of the Base Indenture to redeem all outstanding Notes otherwise subject to the Offer to Purchase, unless and until there is a default in payment of the applicable Redemption Price. An Offer to Purchase upon the occurrence of a Change of Control may be made by either the Company or a third party in advance of a Change of Control if a definitive agreement to effect the Change of Control is in place at the time such Offer to Purchase is made and the Offer to Purchase is effected upon the consummation of the Change of Control, and such Offer to Purchase may be conditional on the Change of Control.

On the Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to an Offer to Purchase; (2) deposit with the paying agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers’ certificate specifying the Notes or portions thereof accepted for payment by the Company. The paying agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered (or through book entry transaction if Global Securities); provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the paying agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

ARTICLE FIVE

MISCELLANEOUS

Section 501. Trust Indenture Act of 1939. This Second Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 502. Governing Law. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without

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regard to the conflict of laws principals thereof. EACH OF THE COMPANY, THE GUARANTOR, AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 503. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 504. Separability. In case any provision in this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 505. Ratification. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Second Supplemental Indenture.

Section 506. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 507. Successors. All agreements of the Company and the Guarantor in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 508. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, the Notes, any Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

ANIXTER INC. the Company

By:	/s/ Theodore A. Dosch
Title:	Executive Vice President—Finance and Chief Financial Officer

ANIXTER INTERNATIONAL INC. the Guarantor

By:	/s/ Theodore A. Dosch
Title:	Executive Vice President—Finance and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

Form of Global Note

See attached.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANIXTER INC.

5.125% Senior Note due 2021

CUSIP 035287 AE1

ISIN US035287AE12

No. 1	$400,000,000

ANIXTER INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 on October 1, 2021 and to pay interest thereon at the rate per annum of 5.125% from September 23, 2014 or from the most recent Interest Payment Date to which interest has been paid, semiannually on October 1 and April 1 in each year, commencing April 1, 2015, until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date for such interest, which shall be the September 15 or March 15 next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on a Special Record Date fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest shall be calculated on the basis of a 360-day year of twelve thirty-day months.

Payment of principal, premium (if any) and interest due on this Note at Maturity or upon redemption or repurchase will be paid by wire transfer in immediately available funds against presentation and surrender of this Note by the Holder hereof at the office of the Paying Agent, but only if appropriate wire transfer instructions have been received in writing (or by such other means as deemed acceptable by the Paying Agent) by the Paying Agent not less than 15 days before Maturity or the Redemption Date or the Repurchase Date. In the event such instructions are not received by such 15th day, such principal and interest will be paid by check against such presentation and surrender.

All interest payments on this Note (other than interest due at Maturity, redemption or repurchase) will be made by mailing a check for such interest, payable to or upon the written order of the Holder of this Note (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date preceding the Interest Payment Date for such interest, to the address of such Holder as it appears on the Security Register. Notwithstanding the foregoing, any Holder of Securities of any series issued under the Indenture (including the Notes) which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest with respect to such Securities (other than interest due at Maturity) via wire transfer of immediately available funds by making arrangements therefor in writing (or such other means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date, or on any Global Security via wire transfer of immediately available funds to the account of the Depositary or its nominee.

The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place. Unless the certificate of authentication herein has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note shall be construed in accordance with and governed by laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ANIXTER INC.

By:
Theodore A. Dosch
Executive Vice President—Finance and Chief Financial Officer

Attest:

By:
Justin C. Choi
Executive Vice President – General Counsel and Corporate Secretary

ANIXTER INC.

5.125% SENIOR NOTE DUE 2021

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of April 30, 2012, as supplemented by the Second Supplemental Indenture dated as of September 23, 2014 (as supplemented, the “Indenture”), duly executed and delivered by the Company, Anixter International Inc., a Delaware corporation (the “Guarantor”) and Wells Fargo Bank, National Association, as Trustee, and is one of a series designated as 5.125% Senior Notes due 2021 (herein called the “Notes”), initially limited in aggregate principal amount to $400,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders.

The Notes will not be redeemable at any time prior to maturity except as set forth below.

The Company may at any time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

As used herein:

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of the Principal Amount that, but for the redemption, would have been payable on the maturity date of the Note, plus all remaining scheduled payments of interest on such Note that, but for the redemption, would have been payable on the Note (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the maturity date of the Note; provided, however, that if the period from the Redemption Date to the maturity date of the Note is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the maturity date of the Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Subject to certain exceptions contained in the Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date pursuant to and in accordance with the terms of the Indenture.

The Indenture provides that each Holder of a Note is entitled to the benefits of a Guarantee by the Guarantor of the timely payment of the principal, and premium, if any, of and interest on the Notes. The Guarantee enclosed herein is an integral part of this Note. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of Notes at the time Outstanding, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes to waive on behalf of the Holders of the Notes compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Unless this Note is defeased and discharged as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, transfer of this Note is registrable on the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series containing identical terms and provisions, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series containing identical terms and provisions and of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in the Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Dated: September 23, 2014	By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Articles Two and Four of the Second Supplemental Indenture, check the Box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Articles Two and Four of the Second Supplemental Indenture, state the principal amount:  $                    .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Tax Identification No.:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

GUARANTEE OF ANIXTER INTERNATIONAL INC.

FOR VALUE RECEIVED, Anixter International Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Note, when and as the same shall become due and payable, whether at Stated Maturity, declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Note or the Indenture, any failure to enforce the provisions of any Note or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Note or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the consent of the Guarantor increase the principal amount of any Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof, or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium, if any, and interest, if any, thereon.

The Guarantor shall not be subrogated to the rights of the Holder of this Note against the Company in respect of any amounts paid to the Holder pursuant to the provisions of this Guarantee unless and until the Guarantor or the Company has made due payment of the principal of, premium, if any, and interest on each and every other outstanding Note when the same becomes due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the Indenture.

If at any time any payment of principal of, premium, if any, and interest on this Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

This Guarantee ranks equally with all other unsecured and unsubordinated obligations of the Guarantor. This Guarantee will remain in full force and effect until the principal of and interest on the Note have been fully paid.

This Guarantee shall not be valid or become obligatory for any purpose with respect to the Note upon which it is endorsed until the certificate of authentication on said Note shall have been signed by the Trustee or the authenticating agent.

This Guarantee shall be governed by the laws of the State of New York, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

ANIXTER INTERNATIONAL INC.

By:
Theodore A. Dosch
Executive Vice President—Finance and Chief Financial Officer

Attest:

By:
Justin C. Choi
Executive Vice President – General Counsel and Corporate Secretary